UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 20, 2026

The Goldman Sachs Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Street, New York, N.Y.	10282
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Exchange on which registered
Common stock, par value $.01 per share	GS	NYSE
Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series A	GS PrA	NYSE
Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series C	GS PrC	NYSE
Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series D	GS PrD	NYSE
5.793% Fixed-to-Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital II	GS/43PE	NYSE
Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital III	GS/43PF	NYSE
Medium-Term Notes, Series F, Callable Fixed and Floating Rate Notes due March 2031 of GS Finance Corp.	GS/31B	NYSE
Medium-Term Notes, Series F, Callable Fixed and Floating Rate Notes due May 2031 of GS Finance Corp.	GS/31X	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On July 20, 2026, The Goldman Sachs Group, Inc. (the “Company”) announced the launch of a proposed public offering (the “Offering”) of depositary shares, each representing 1/25th interest in a share of its new series of Fixed-Rate Reset Non-Cumulative Preferred Stock, Series AA (the “Depositary Shares”). The Offering is subject to pricing, which has not yet occurred. If the Offering is priced and proceeds to closing, the Company intends to use a portion of the net proceeds from the sale of the Depositary Shares to redeem all of its outstanding 3.65% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series U, $25,000 liquidation preference per share (the “Series U Preferred Stock”).

The pricing of the Offering, and thus whether any possible redemption of outstanding preferred stock will occur, is subject to market conditions and other considerations. There is no assurance that the Offering will price and close or that the Company will decide to redeem the Series U Preferred Stock. This Current Report on Form 8-K does not constitute a notice of redemption with respect to the Series U Preferred Stock. If the Company decides to redeem the Series U Preferred Stock, it intends to announce its decision by press release and an appropriate notice of redemption.

The Offering is described in the Company’s preliminary prospectus supplement dated July 20, 2026, which was filed with the Securities and Exchange Commission today.

This Current Report on Form 8-K does not constitute an offer to sell the Depositary Shares.

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, but instead represent only the firm’s beliefs regarding future events, certain of which, by their nature, are inherently uncertain and outside the firm’s control. Forward-looking statements in this Current Report on Form 8-K include, without limitation, statements regarding the completion of, and the use of proceeds from, the Offering, including the redemption of the Series U Preferred Stock. It is possible that the firm’s actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. For a discussion of some of the risks and important factors that could affect the firm’s future results and financial condition, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC. (Registrant)

Date: July 20, 2026	By:	/s/ Matthew E. Tropp
Name: Matthew E. Tropp Title: Assistant Secretary